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                                                                   EXHIBIT 23.1

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
PLATINUM technology, inc.:

  We consent to incorporation by reference in the registration statements (Nos. 33-41248, 33-85798, 33-96762, 333-00454, 333-03284, 333-20897, 333-
45131, 333-57307 and 333-57311) on Form S-8 and (No. 333-45133) on Form S-3 of
PLATINUM technology, inc. of our report dated May 28, 1998, relating to the supplemental consolidated balance sheets of PLATINUM technology, inc. and subsidiaries as of December 31, 1997 and 1996, and the related supplemental consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and related supplemental consolidated financial statement schedule, which report appears in the Current Report on Form 8-K of PLATINUM technology, inc. dated August 4, 1998.

                                          KPMG Peat Marwick LLP

Chicago, Illinois
July 31, 1998